UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 24, 2007
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement.
     On January 24, 2007, The GEO Group, Inc. (“GEO”) completed the refinancing of its senior secured credit facility through the execution of a Third Amended and Restated Credit Agreement (the “Credit Agreement”), by and among GEO, as Borrower, BNP Paribas, as Administrative Agent, BNP Paribas Securities Corp. as Lead Arranger and Syndication Agent, and the lenders who are, or may from time to time become, a party thereto.
     The Credit Agreement consists of a $365 million 7-year term loan (the “Term Loan B”) and a $150 million 5-year revolver (the “Revolver”). The initial interest rates for the Term Loan B and the Revolver are prime plus 1% and LIBOR plus 2.25%, respectively. On January 24, 2007, GEO used the $365 million in borrowings under the Term Loan B to finance GEO’s acquisition of CentraCore Properties Trust (“CPT”), as further discussed below. GEO has no current borrowings under the Revolver and intends to use future borrowings thereunder for the purposes permitted under the Credit Agreement, including to fund general corporate purposes.
     All of the obligations under the Credit Agreement are unconditionally guaranteed by each of GEO’s existing material domestic subsidiaries. The Credit Agreement and the related guarantees are secured by substantially all of GEO’s present and future tangible and intangible assets and all present and future tangible and intangible assets of each guarantor, including but not limited to (i) a first-priority pledge of all of the outstanding capital stock owned by GEO and each guarantor, and (ii) perfected first-priority security interests in all of GEO’s present and future tangible and intangible assets and the present and future tangible and intangible assets of each guarantor.
     The Credit Agreement contains certain customary representations and warranties, and certain customary covenants that restrict GEO’s ability to, among other things (i) create, incur or assume any indebtedness, (ii) incur liens, (iii) make loans and investments, (iv) engage in mergers, acquisitions and asset sales, (v) sell its assets, (vi) make certain restricted payments, including declaring any cash dividends or redeem or repurchase capital stock, except as otherwise permitted, (vii) issue, sell or otherwise dispose of capital stock, (viii) transact with affiliates, (ix) make changes in accounting treatment, (x) amend or modify the terms of any subordinated indebtedness, (xi) enter into debt agreements that contain negative pledges on its assets or covenants more restrictive than contained in the Credit Agreement, (xii) alter the business GEO conducts, and (xiii) materially impair GEO’s lenders’ security interests in the collateral for its loans.
     Events of default under the Credit Agreement include, but are not limited to, (i) GEO’s failure to pay principal or interest when due, (ii) GEO’s material breach of any representations or warranty, (iii) covenant defaults, (iv) bankruptcy, (v) cross default to certain other indebtedness, (vi) unsatisfied final judgments over a specified threshold, (vii) material environmental claims which are asserted against GEO, and (viii) a change of control.
     The Credit Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Section 2 — Financial Information
     Item 2.01 Completion of Acquisition or Disposition of Assets.
     On January 24, 2007, GEO completed its previously announced acquisition of CPT, a Maryland real estate investment trust, pursuant to an Agreement and Plan of Merger, dated as of September 19, 2006 (the “Merger Agreement”), by and among GEO, GEO Acquisition II, Inc., a direct wholly-owned subsidiary of GEO (“Merger Sub”) and CPT. Under the terms of the Merger Agreement, CPT merged with and into Merger Sub (the “Merger”), with Merger Sub being the surviving corporation of the Merger.
     As a result of the Merger, each share of common stock of CPT (collectively, the “Shares”) was converted into the right to receive $32.5826 in cash, inclusive of a pro-rated dividend for all quarters or partial quarters for which CPT’s dividend had not yet been paid as of the closing date. In addition, each outstanding option to purchase CPT common stock (collectively, the “Options”) having an exercise price less than $32.00 per share was converted into the right to receive the difference between $32.00 per share and the exercise price per share of the option, multiplied by the total number of shares of CPT common stock subject to the option. GEO paid an aggregate purchase price of approximately $427.6 million for the acquisition of CPT, inclusive of the payment of approximately $367.6 million in exchange for the Shares and the Options, the repayment of approximately $40.0 million in CPT debt and the payment of approximately $20.0 million in transaction related fees and expenses. GEO financed the acquisition through the use of $365.0 million in borrowings under a new Term Loan B (as further discussed in Item 1.01 above) and approximately $62.6 million in cash on hand.
     A copy of GEO’s press release dated January 24, 2007 announcing the completion of the Merger is attached hereto as Exhibit 99.1.
     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 above is incorporated herein by reference.
     GEO is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, GEO herein. This Form 8-K Report contains forward-looking statements regarding future events and the future performance of GEO that involve risks and uncertainties that could materially affect actual results. Investors should refer to documents that GEO files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this Form 8-K Report. Such factors include, but are not limited to, those factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
     The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of the filing of this Form 8-K.
     (b) Pro Forma Financial Information.
     The required pro forma financial information will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of the filing of this Form 8-K.
c) Exhibits
10.1	Third Amended and Restated Credit Agreement, dated as of January 24, 2007, by and among The GEO Group, Inc., as Borrower, BNP Paribas, as Administrative Agent, BNP Paribas Securities Corp. as Lead Arranger and Syndication Agent, and the lenders who are, or may from time to time become, a party thereto

99.1	Press Release of GEO, dated January 24, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
January 30, 2007	By:	/s/ John G. O’Rourke
Date		John G. O’Rourke
Senior Vice President -- Finance and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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